November 26, 1996


JeffBanks, Inc.
1609 Walnut Street
Philadelphia, PA  19103

Gentlemen/Ladies:

         We have acted as counsel to JeffBanks, Inc. ("JBI") in connection with the preparation and filing by JBI of a registration statement (the "Registration Statement") on Form S-4 under the Securities Act of 1933, as amended (the "Act"), with respect to the merger of United Valley Bancorp, Inc. ("UVB") with and into JeffBanks Acquisitioncorp, Inc. ("JBI Merger Sub"), a wholly-owned subsidiary of JIB, pursuant to which shares of the common stock of UVB will be exchanged for 755,720 shares of the common stock of JBI, par value $1.00 per share (the "Common Stock") and certain warrants for the purchase of UVB common stock will be exchanged for warrants (the "JBI Warrants") to purchase JBI Common Stock. In connection therewith, you have requested our opinion as to certain matters referred to below.

         In our capacity as such counsel, we have familiarized ourselves with the actions taken by JBI in connection with the registration of the Common Stock and JBI Warrants. We have examined the originals or certified copies of such records, agreements, certificates of public officials and others, and such other documents, including the Registration Statement and the amendment thereto, as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures on original documents and the authenticity of all documents submitted to us as originals, the conformity to original documents of all copies submitted to us as conformed or photostatic copies, and the authenticity of the originals of such latter documents. We are attorneys admitted to practice before the courts of the United States and the courts of the Commonwealth of Pennsylvania and, accordingly, we express no opinion with respect to matters governed by the laws of any jurisdiction other than the federal laws of the United States or the internal laws of the Commonwealth of Pennsylvania.




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JeffBanks, Inc.
November ___, 1996
Page 2

         Based upon and subject to the foregoing, we are of the opinion that:

                  1. JBI is a corporation which has been duly formed, is validly existing and is in good standing under the laws of the Commonwealth of Pennsylvania. JBI has full power and authority to issue the Common Stock and JBI Warrants.

                  2. When issued as set forth in the Registration Statement, the Common Stock and JBI Warrants will be validly issued, fully paid and non-assessable.

         We consent to the references to this opinion and to Ledgewood Law Firm, P.C. in the Joint Proxy Statement/Prospectus included as part of the Registration Statement, and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                              Very truly yours,



                                              LEDGEWOOD LAW FIRM, P.C.